POWER OF ATTORNEY

The undersigned, a person subject to ownership reporting pursuant to Section 16(a) of the Securities Exchange Act of 1934,

as amended (the "Exchange Act"), and requirements pursuant to Rule 144 under the Securities Act of 1933, as amended (the

"Securities Act"), in respect of the equity securities of K-Sea Transportation Partners L.P., a Delaware limited partnership

("K-Sea"), hereby makes, constitutes and appoints any of Timothy J. Casey, Terrence P. Gill and Richard P. Falcinelli my true and lawful attorney-in-fact with full power and authority (1) to make and file on my behalf any reports or statements of beneficial ownership or changes of beneficial ownership, including Forms 3, 4 and 5 and amendments to these forms, which I may be required or permitted to file under the Exchange Act, and (2) to make and file on my behalf any notice of proposed sale of securities or other document, including Form 144, which I may be required or permitted to file under the Securities Act. I hereby revoke any previous power of attorney I may have given to any person to make and file such reports, statements and notices.

This power of attorney shall remain in force for so long as I may be subject to reporting obligations under Section 16(a) of the

Exchange Act or the requirements of Rule 144 under the Securities Act, unless earlier expressly revoked by me in writing and delivered to K-Sea. Each of my attorneys-in-fact may at their sole discretion designate one or more substitute attorneys-in-fact to act in their place. I acknowledge that my attorneys-in-fact, in serving in this capacity at my request, are not assuming, nor is K-Sea assuming, any of my responsibilities to comply with the Exchange Act, the Securities Act or the rules and regulations thereunder.

Date: March 19, 2009

/s/ Terrence P. Gill

Terrence P. Gill